SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Stationsplein 45 3013 AK Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01. Other Events.

On March 2, 2016, LyondellBasell Industries N.V. (the “Company”) and its wholly owned subsidiary, LYB International Finance II B.V. (the “Issuer”), completed the underwritten public offering and sale by the Issuer of €750 million aggregate principal amount of 1.875% Guaranteed Notes due 2022 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Company. The Notes were issued under an indenture dated as of March 2, 2016, among the Company, the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). The terms of the Notes and the guarantee by the Company are set forth in an officer’s certificate of the Issuer delivered pursuant to the Indenture (the “Officer’s Certificate”).

The descriptions above are summaries and are qualified in their entirety by reference to the Indenture and the Officer’s Certificate, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, among LYB International Finance II B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, dated as of March 2, 2016

4.2	Officer’s Certificate of LYB International Finance II B.V. relating to the Notes, dated as of March 2, 2016

4.3	Form of LYB International Finance II B.V.’s 1.875% Guaranteed Notes due 2022 (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 2, 2016	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President

Exhibit Index

Exhibit	Description

4.1	Indenture, among LYB International Finance II B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, dated as of March 2, 2016

4.2	Officer’s Certificate of LYB International Finance II B.V. relating to the Notes, dated as of March 2, 2016

4.3	Form of LYB International Finance II B.V.’s 1.875% Guaranteed Notes due 2022 (included in Exhibit 4.2)